February 19, 2009

Landry Marks Partners, LP
8401 North Central Expressway
Suite 850
Dallas, Texas 75225

Attn: Mr. Tom Landry

Re: Factoring Agreement with TXP Corporation

Dear Mr. Landry:

Reference is made to (i) that certain Factoring and Security Agreement (the "**Factoring Agreement**") dated as of August 13, 2008, by and between TXP Corporation (the "**Borrower**") and Landry Marks Partners, LP ("**Landry Marks**"), as amended pursuant to that certain Amendment to Factoring and Security Agreement dated on or about the date hereof and (ii) that certain Intercreditor and Subordination Agreement (the "**Intercreditor Agreement**") dated as of August 13, 2008 by and among the Borrower, Landry Marks, and YA Global Investments, L.P. ("**YA Global**") as amended pursuant to that certain First Amendment to Intercreditor and Subordination Agreement dated on or about the date hereof. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Factoring Agreement.

Reference is further made to (i) the letter (the "**Original Letter**") dated August 13, 2008 from the Borrower to Landry Marks and YA Global, (ii) the amended letter (the "**Amended Letter**") dated September 12, 2008 from the Borrower to Landry Marks and YA Global, (iii) the second amended letter (the "**Second Amended Letter**") dated October 10, 2008 from the Borrower to Landry Marks and YA Global and (iv) the third amended letter (the "**Third Amended Letter**") dated October 22, 2008 from the Borrower to Landry Marks and YA Global. The Original Letter was intended to induce YA Global to enter into the Intercreditor Agreement and agree to subordinate its security interests in the Borrower's Accounts Receivable in connection with the same and set forth how Advances actually made by Landry Marks under the Factoring Agreement were to be distributed. The Amended Letter, the Second Amended Letter and the Third Amended Letter replaced the Original Letter, the Amended Letter and the Second Amended Letter, respectively, in their entirety and revised the manner in which Advances actually made by Landry Marks under the Factoring Agreement were to be distributed. This letter (the "**Fourth Amended Letter**") is intended to replace the Third Amended Letter in its entirety.

The Borrower hereby directs Landry Marks to distribute any Advances actually made by Landry Marks under the Factoring Agreement as follows:

1299 Commerce Drive • Richardson • Texas 75081

1. From the date hereof, Landry Marks may purchase from the Borrower Accounts in the Face Amount of up to $700,000 and shall pay directly to the Borrower any Advances associated with such Accounts and actually made pursuant to the Factoring Agreement, subject in all respects to the terms of the Factoring Agreement (including without limitation, Landry Marks' rights to credit Advances to the reserve accounts and delinquent Accounts), until YA Global notifies Landry Marks and the Borrower that an Event of Default (as defined in any of the YA Global Credit Agreements (as defined in the Intercreditor Agreement), the Secured Convertible Debentures dated as of August 13, 2008 in the original principal amount of $1,500,000 issued by Borrower to YA Global or any other debt issued pursuant to the YA Global Credit Agreements) has occurred.

2. From and after YA Global notifies Landry Marks and the Borrower that an Event of Default has occurred, Landry Marks shall (i) pay to YA Global all Advances related to the acquisition of Accounts actually made pursuant to the Factoring Agreement, subject in all respects to the terms of the Factoring Agreement (including, without limitation, Landry Marks' rights to credit Advances to the reserve accounts and to payment of delinquent Accounts), and (ii) endorse and deliver to YA Global all checks and other proceeds received by Landry Marks from Account Receivables other than Factored Receivables (as those terms are defined in the Intercreditor Agreement), subject in all respects to the terms of the Factoring Agreement (including, without limitation, Landry Marks' rights to credit such amounts to the reserve accounts and to payment of delinquent Accounts) unless otherwise specified in writing to Landry Marks by YA Global. All such checks shall be delivered to YA Global at the address set forth in Section 26 of the Intercreditor Agreement, and all proceeds in the form of cash shall be remitted by federal funds wire transfer in accordance with the following wire instructions, and applied in reduction of the Borrower's obligations to YA Global in a manner determined by YA Global in its sole and exclusive discretion:

Bank Name: Wachovia Bank

Downtown Financial Center

101 Hudson Street, NJ1022

Jersey City NJ 07302

Bank Telephone# 201-226-3040

Contact Name: Mr. Michael Reynolds

ABA/Routing# 031 201 467

Swift code: PNBPUS33 - for international wires

Account# 2000031475547

Beneficiary: YA Global Investments LP

3. The Borrower and Landry Marks acknowledge and agree that YA Global relied upon the provisions of the Original Letter in determining to enter into the Intercreditor Agreement and that YA Global is continuing to rely upon the provisions of this Fourth Amended Letter. The Borrower and YA Global acknowledge and agree that Landry Marks has no obligation to purchase Accounts Receivable under the Factoring Agreement, and that the payments described herein will only be made if and when Landry Marks actually purchases Accounts Receivable and makes Advances to the Borrower under, and subject to the terms of the Factoring Agreement.

Very truly yours,

TXP CORPORATION

By: ______________________
Name: Michael C. Shores
Title: President

ACKNOWLEDGED AND AGREED:

LANDRY MARKS PARTNERS, LP

By: ______________________
Name:
Title:

Mr. Tom Landry

Page

Bank Name: Wachovia Bank

Downtown Financial Center

101 Hudson Street, NJ1022

Jersey City NJ 07302

Bank Telephone# 201-226-3040

Contact Name: Mr. Michael Reynolds

ABA/Routing# 031 201 467

Swift code: PNBPUS33 - for international wires

Account# 2000031475547

Beneficiary: YA Global Investments LP

3. The Borrower and Landry Marks acknowledge and agree that YA Global relied upon the provisions of the Original Letter in determining to enter into the Intercreditor Agreement and that YA Global is continuing to rely upon the provisions of this Fourth Amended Letter. The Borrower and YA Global acknowledge and agree that Landry Marks has no obligation to purchase Accounts Receivable under the Factoring Agreement, and that the payments described herein will only be made if and when Landry Marks actually purchases Accounts Receivable and makes Advances to the Borrower under, and subject to the terms of the Factoring Agreement.

Very truly yours,

TXP CORPORATION

By:__________
Name:
Title:

ACKNOWLEDGED AND AGREED:

LANDRY MARKS PARTNERS, LP
By: LANDRY MARKS GP LLC, a Texas Limited liability company, its General Partner
By: [signature]
Name: THOMAS M. LANDRY
Title: MANAGER

Mr. Tom Landry

Page

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: ______________________
Name: Troy Rillo
Title: Sr. Managing Director

cc: David Fine, Esquire
Mr. David Ratzker
Matthew Fontane, Esquire
Douglas K. Clarke, Esquire

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